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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)
                                       OF
                            SUPERIOR SERVICES, INC.
                                       AT
                              $27.00 NET PER SHARE
                                       BY
                       ONYX SOLID WASTE ACQUISITION CORP.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                    VIVENDI

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON FRIDAY, JULY 16, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                   June 18, 1999

To Holders of Common Stock of Superior Services, Inc.:

    Enclosed for your information is an Offer to Purchase, dated June 18, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), relating to the Offer by Onyx Solid Waste Acquisition Corp., a Wisconsin corporation (the "Purchaser") and an indirect wholly owned subsidiary of Vivendi, a SOCIETE ANONYME organized under the laws of France ("Parent"), to purchase all of the outstanding shares of common stock, par value $.01 per share, of Superior Services, Inc. (the "Company"), including the associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of February 21, 1997, as amended as of June 11, 1999, between the Company and LaSalle Bank National Association (f/k/a LaSalle National Bank), as Rights Agent, (the "Shares"), at $27.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is a letter to shareholders of the Company from the President and Chief Executive Officer of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

    1. The offer price is $27.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

    2.  The Offer is being made for all of the outstanding Shares.

    3. The Offer is being made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 11, 1999, by and among the Company, Parent and the Purchaser, pursuant to which, after completion of the Offer, the Purchaser will be merged with and into the Company (the "Merger") and each issued and outstanding Share (other than Shares
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       owned by the Company, Parent, the Purchaser or any other subsidiary of
       Parent or Shares which are held by shareholders exercising appraisal rights under Wisconsin law) shall, by virtue of the Merger, and without any action on the part of the holder thereof, be converted into and represent the right to receive the price per Share paid by the Purchaser in the Offer, without interest.

    4. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, APPROVED THE OFFER AND THE MERGER, DETERMINED THAT THE OFFER AND THE MERGER ARE IN THE BEST INTERESTS OF THE HOLDERS OF SHARES AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

    5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date that number of Shares which represents 75 percent of the then outstanding Shares on a fully diluted basis, other than Shares subject to an option granted by the Company to Parent (the "Minimum Tender Condition"), which will permit the Purchaser to effect the Merger without the vote of any person other than the Purchaser. Subject to the terms of the Merger Agreement, the Offer is also subject to other terms and conditions, including receipt of certain regulatory approvals, set forth in the Offer to Purchase. Any or all conditions to the Offer, other than the Minimum Tender Condition, may be waived by the Purchaser.

    6. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, July 16, 1999, unless the Offer is extended.

    7. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

    Payment for Shares accepted for payment pursuant to the Offer will be in all cases made only after timely receipt by ChaseMellon Shareholder Services, L.L.C. (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 3 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT PURSUANT TO THE OFFER.

    The Offer is not being made to (nor will tenders be accepted from, or on behalf of) holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of the Purchaser by the registered brokers or dealers that are licensed under the laws of such jurisdiction. An envelope in which to return your instructions to us is enclosed.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)
                                       OF
                            SUPERIOR SERVICES, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 18, 1999 and the related Letter of Transmittal, in connection with the offer by Onyx Solid Waste Acquisition Corp., a Wisconsin corporation (the "Purchaser") and an indirect wholly owned subsidiary of Vivendi, a SOCIETE ANONYME organized under the laws of France ("Parent"), to purchase for cash all of the outstanding shares of common stock, par value $.01 per share, of Superior Services, Inc., a Wisconsin corporation (the "Company"), including the associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of February 21, 1997, as amended as of June 11, 1999, between the Company and LaSalle Bank National Association (f/k/a LaSalle National Bank), as Rights Agent (the "Shares").

    This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer and the related Letter of Transmittal.

Dated:             , 1999

                        NUMBER OF SHARES TO BE TENDERED:

                                              SHARES(*)

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                                  Signature(s)
--------------------------------------------------------------------------------
                              Please Print Name(s)
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                            Please Print Address(es)
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                       Area Code and Telephone Number(s)
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                Tax Identification or Social Security Number(s)

------------------------

* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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